Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Awarded $1.148 Million Phase II Small Business Technology Transfer Contract by the U.S. Army for Ultra-Broadband IRCM Source Development

New contract funds ongoing development and testing of the Company’s Infrared Countermeasure capabilities to disrupt electro-optic sensors.

Phase II contract will be performed in collaboration with our university partner over a period of 24 months.

Tucson, Ariz., June 5, 2023 – Applied Energetics, Inc. (OTCQB: AERG),  a leader in the advancement of ultrashort pulse laser technologies (USPL), announced today that it has been awarded a $1.148 million Phase II Small Business Technology Transfer (STTR) contract by the U.S Army to continue the Company’s research, development and testing of an ultra-broadband infrared (IR) source capable of disrupting optical infrared sensors within the engagement time window, at tactically relevant ranges.

The objective of this Phase II award is to further the development and testing of an IR system utilizing technologies that were investigated under the US Army Phase I STTR contract.

This contract award follows a successful Phase I which established a computational concept with physical modeling and simulation to establish the feasibility of an IR system. Phase I was performed in collaboration with the James C. Wyant College of Optical Sciences at the University of Arizona.

STTR is a federally funded program to incorporate small business technological innovation into Government supported Research and Development programs. STTR’s require the small business to formally collaborate with a university or non-profit which receives at least 30% of the contract award, and is structured in three phases.

“The awarding of this Phase II contract by the U.S. Army represents an important milestone in the development of our dual-use laser and optical technologies to deliver transformative warfighter capabilities to our Department of Defense customers,” said Dr. Gregory Quarles, President and CEO at Applied Energetics. “I am incredibly proud of our team’s success and excited to continue our work alongside our partners at the University of Arizona to advance the development of our broadband infrared sources for IR countermeasure technology to address the emerging threats to our warfighters, critical infrastructure and national security.”

On May 18th, the Company filed a Form 8-K filing with the Securities and Exchange Commission related to this contract award.

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

Media Contact:

Sara Knott
LaunchTech Communications
sknott@golaunchtech.com
T: 540-764-0043

SOURCE: Applied Energetics, Inc.